UNITED STATES
SECURITIES AND EXCHANGE COMMISISSION
WASHINGTON, DC 20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: 1/6/06
(Date of Earliest Event Reported)

DICON FIBEROPTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation or Organization)

000-49939	94-3006185
(Commission File Number)	(IRS Employer Identification No.)

1689 Regatta Blvd.
Richmond, California	94804
(Address of Principal Executive Offices)	(Zip Code)

(510) 620-5000
(Registrant¡¦s Telephone Number, Including Area Code)
_________________________

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02.  Results of Operations and Financial Condition.

On January 6, 2006, the Board of Directors of DiCon Fiberoptics, Inc. ("DiCon") declared a special dividend of $0.02 per share of common stock to shareholders of record of DiCon as of January 6, 2006, payable on or before January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICON FIBEROPTICS, INC.,
(Registrant)

Date: 1/09/2006                                                             By: /s/ Ho-Shang Lee

Name: Ho-Shang Lee

Title:  President and Chief Executive Officer
                                   (principal executive officer)